UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Infrastructure and Energy Alternatives, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

November 2, 2018

To our shareholders:

On behalf of the Board of Directors and employees of Infrastructure and Energy Alternatives, Inc. (the “Company”), I cordially invite you to participate via webcast in the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Friday, December 14, 2018, beginning at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2018. You will not be able to attend the Annual Meeting in person.
Details of the business to be conducted at the Annual General Meeting are provided in the accompanying Notice of 2018 Annual Meeting of Shareholders and Proxy Statement. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/IEA2018, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record at the close of business on October 16, 2018. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.
It is important that your vote be represented at the Annual Meeting whether or not you are able to participate. Accordingly, after reading the accompanying proxy materials, please promptly submit your proxy by telephone, Internet or mail as described in the Proxy Statement or the Notice.
Your continuing interest in our Company is greatly appreciated.
Sincerely,

JP Roehm
President, Chief Executive Officer and Director

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Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 14, 2018

Notice is hereby given that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Infrastructure and Energy Alternatives, Inc. (the “Company”) will be held on Friday, December 14, 2018 at 9:00 a.m., Eastern Standard Time. The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2018. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect Mohsin Y. Meghji and Ian Schapiro as Class I directors to serve for a term to expire at the 2021 Annual Meeting of Shareholders;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year; and

3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
The foregoing proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on October 16, 2018 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials on or about November 2, 2018 to our shareholders of record on October 16, 2018. The Notice of Internet Availability of Proxy Materials contains instructions for accessing our Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2017 (the “Annual Report”) and how to vote. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.
We encourage you to view the virtual shareholder meeting through which you can vote on-line. It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares over the Internet or by telephone. If you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. Instructions regarding the methods of voting are contained in the proxy card. Voting over the Internet, by telephone or by mailing a proxy card will not limit your right to participate in the Annual Meeting and vote your shares during the live webcast.
By Order of the Board of Directors,

President, Chief Executive Officer and Director
Indianapolis, Indiana
November 2, 2018

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6325 Digital Way, Suite 460
Indianapolis, Indiana 46278

PROXY STATEMENT

The Board of Directors (the “Board”) of Infrastructure and Energy Alternatives, Inc. (the “Company,” “IEA,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders to be held on Friday, December 14, 2018 at 9:00 a.m., Eastern Standard Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/IEA2018.
We are sending our proxy materials to shareholders on or about November 2, 2018, to our shareholders of record as of the close of business on October 16, 2018 (the “Record Date”). The Company’s principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and its telephone number is (765) 828-2580.
Introductory Note About the Company
We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. (“M III”) as a special purpose acquisition company (the “SPAC”) formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On March 26, 2018, M III consummated a business combination (the “Business Combination”) pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017. As part of the Business Combination, the name of “M III Acquisition Corp.” was changed to “Infrastructure and Energy Alternatives, Inc.” Throughout this Proxy Statement, for periods prior to the Business Combination, we use the term “IEA” to refer to the target company of the Business Combination, IEA Energy Services, LLC (“IEA Services”) along with its subsidiaries, and the term “M III” to refer to the SPAC, pre-combination.

HOW TO CAST YOUR VOTE:
Internet	Phone	Mail
Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.
If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors is soliciting proxies for the Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”), a proxy card, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2017 (the “Annual Report”) are being mailed on or about November 2, 2018 to shareholders as of the Record Date.

Where and When is the Annual Meeting?

We will hold the Annual Meeting via a live webcast on Friday, December 14, 2018 at 9:00 a.m., Eastern Standard Time, at www.virtualshareholdermeeting.com/IEA2018, where shareholders will be able to participate in the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

What am I being asked to vote on at the Annual Meeting?

We are asking our shareholders to consider the following proposals:

•	To elect the Class I directors, Mohsin Y. Meghji and Ian Schapiro, to serve until our annual meeting of shareholders to be held in 2021 or until their successors are duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•
“FOR” the election of the Class I directors, Messrs. Meghji and Schapiro, to serve until our annual meeting of shareholders to be held in 2021 or until their successors are duly elected and qualified; and

•	“FOR” the ratification of the appointment Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted through a live webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a shareholder as of the close of the business on the Record Date or if you hold a valid proxy. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IEA2018. You also will be able to vote your shares online during the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of share ownership, are posted on the meeting website.
The meeting will begin promptly at 9:00 a.m., Eastern Standard Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Easter Standard Time.
Why is the Annual Meeting virtual?
We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our shareholders and the Company. Hosting a virtual meeting will facilitate shareholder attendance and participation by enabling shareholders to participate from around the world.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are taking advantage of the SEC rules that allow us to furnish our proxy materials over the Internet. As a result, most of our shareholders will be mailed a Notice of Internet Availability of Proxy Materials rather than a full paper set of the proxy materials. The Notice includes information on how to access the proxy materials via the Internet as well as how to vote via the Internet. We believe this method of delivery will decrease printing and shipping costs, expedite distribution of proxy materials to you and reduce our impact on the environment. Shareholders who receive the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
How many votes do I have?

You have and may cast one vote for each share of common stock of the Company, par value $0.0001 (“Common Stock”) that you owned at the close of business on the Record Date. These shares include:

•	Shares registered directly in your name with Continental Stock Transfer and Trust Company, Inc. (“Continental”), our transfer agent, for which you are considered the “shareholder of record”; and

•	Shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 21,577,650 shares of Common Stock issued and outstanding.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with Continental, you are considered the “shareholder of record” with respect to those shares. We have sent the notice and access materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Continental as “shareholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded notice and access materials for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this Proxy Statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name shareholders.”

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Common Stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxy for the Annual Meeting to cast your vote. These officers are John Paul Roehm, our President and Chief Executive Officer and Andrew Layman, our Chief Financial Officer.
How do I vote?

Voting Methods for Shareholders of Record

If you are a shareholder of record, you may vote online during the Annual Meeting. Please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/IEA2018 You will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you are a shareholder of record, you may vote by one of the following methods without attending the Annual Meeting:

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By Internet: you may vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on December 13, 2018.

•
By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on December 13, 2018.

•
By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Voting Methods for Street Name Shareholders

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
providing written notice of revocation to the Secretary of the Company, in writing, at Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Suite 460, Indianapolis Indiana 46278;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting online during the meeting, which will automatically cancel any proxy previously given.

Please note that your participation in the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Shares held in street name may be voted by you online during the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.
What is a quorum?

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding Common Stock constitutes a quorum.

Your Common Stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for the purposes of the voting threshold. If there is no quorum, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the directors may determine.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

What vote is required to approve each proposal?

To be elected to our board of directors, the director nominees must receive a plurality of the votes cast by our shareholders present in person or by proxy and entitled to vote. The two director nominees who receive the greatest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The appointment of our independent registered public accounting firm will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as voting against this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes.

Is my vote confidential?

Yes. The Company encourages shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. The Company has designated Broadridge, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8‑K filed with the SEC within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board has nominated Messrs. Meghji and Schapiro to stand for election as Class I Directors to hold office until the 2021 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The Class I director nominees are incumbent directors.

The Board is composed of eight directors elected in three classes, with two Class I Directors, three Class II Directors and three Class III Directors, with only one class of directors being elected in each year. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class I Directors expire at the Annual Meeting, the terms of the Class II Directors expire at the 2019 Annual Meeting of Shareholders and the terms of the Class III Directors expire at the 2020 Annual Meeting of Shareholders. If elected, the nominees for Class I Directors will serve until the 2021 Annual Meeting of Shareholders. Additional background information regarding the nominees for election is provided below. IEA has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.

The Board recommends that you vote “FOR” the election of each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class I Director.

Information as to Nominees and Other Directors

Class I Directors

Mohsin Y. Meghji, 52, our Chairman since inception and the Chairman and Chief Executive Officer of M III from its inception until the closing of the Business Combination, has also been the Managing Partner of M-III Partners, LP (or, M-III Partners, LLP, its predecessor) since February 2014. Mr. Meghji’s career of more than 25 years has focused primarily on identifying the financial, operational and strategic changes needed to maximize value in companies at inflection points in their growth trajectories and working with the relevant constituencies to implement those changes. Mr. Meghji has accomplished this through management and advisory roles in partnership with some of the world’s leading financial institutions, private equity funds and hedge funds. Mr. Meghji’s most recent corporate role was as Executive Vice President and Head of Strategy at Springleaf, as well as Chief Executive Officer of its captive insurance companies, from January 2012 to February 2014. Springleaf was listed on the NYSE in late 2013. Prior to Springleaf, Mr. Meghji served as a Senior Managing Director at C-III Capital Partners, LLC, a real-estate focused merchant banking firm, from October to December 2011. Mr. Meghji co-founded Loughlin Meghji + Company, a privately-held financial advisory firm which became one of the leading restructuring boutiques in the United States and serves as a Principal and Managing Director there from February 2002 to October 2011. Earlier in his career, Mr. Meghji was with Arthur Andersen & Co. from 1987 to 2002 in the firm’s London, Toronto and New York offices, ultimately serving as a Partner in the Global Corporate Finance group. In Mr. Meghji’s capacity as a restructuring and financial advisory professional, he has periodically served as Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including Real Alloy Intermediate Holding, LLC in 2017 and Sears Holdings Corporation in 2018. Mr. Meghji also has periodically served as an independent director of companies which have similarly elected to utilize bankruptcy proceedings, including Philadelphia Energy Solutions Refining and Marketing LLC from August 2017 through August 2018 and Toys “R” Us since September 2017. He also has served as an independent director of Specialty Retail Shops Holding Corp. since January 2018 and Full Beauty Brands since August 2018. Mr. Meghji is a director of the Equity Group International Foundation, which provides funding for underprivileged high potential students in Kenya. Previously, Mr. Meghji served on the Board of HealthRight International from 2004 to 2012 and the Children’s Museum of Manhattan from 2013 to 2018. Mr. Meghji is a graduate of the Schulich School of Business, York University, Canada and has taken executive courses at the INSEAD School of Business in France. Mr. Meghji has previously qualified as a U.K. and Canadian Chartered Accountant as well as a U.S. Certified Turnaround Professional. Mr. Meghji is well-qualified to serve as a member of the board of directors and as a member of the Board's investment committee, audit committee, compensation committee and nomination and governance committee due to his extensive experience in business, finance and operations.

Ian Schapiro, 61, has served as a director since the closing of the Business Combination, and is a managing director and the portfolio manager for Oaktree’s GFI Energy Group, which executes the Power Opportunities investment strategy. Additionally, he leads and is a co-portfolio manager of the firm’s Infrastructure Investing strategy following Oaktree’s acquisition of the Highstar Capital team. Mr. Schapiro co-founded GFI Energy Ventures, the predecessor to the GFI Energy Group, which became part of Oaktree in 2009. He presently serves on the boards of Footprint Power SH DevCo GP LLC, Sachs Electric

Company, Remedial Construction Services (RECON) and Infrastructure & Energy Alternatives LLC. Mr. Schapiro previously served on the boards of directors of Contract Land Staff; Solomon Holdings Corp.; Osmose Holdings, Inc.; Integrated Pipeline Services; Elgin National Industries, Inc.; NORESCO; Trans-Elect, Inc.; Smart Systems International, Inc.; LPPI Holdings LLC; UtiliQuest, LLC; Trace Technology; Xantrex Technology Inc.; InfraSource Inc.; Elgar Holdings, Inc. and Cherokee International Corporation. Prior to founding GFI Energy Ventures in 1995, Mr. Schapiro was a Partner of utility consulting firm Venture Associates and of Arthur Andersen & Co. following that firm’s acquisition of Venture Associates. Previously, Mr. Schapiro was the Chief Financial Officer of a technology company and a commercial banker focused on the energy sector. Mr. Schapiro received a Bachelor of Commerce degree from the University of Witwatersrand in South Africa and an M.B.A. from the University of Southern California. Mr. Schapiro is qualified to serve as a member of the board of directors and as a member of the compensation committee and bid review committee because of his extensive financial expertise and long-term experience investing in and serving on the boards of companies active in the energy sector.

Class II Directors

John Paul Roehm, 43, has served as a our director since the closing of the Business Combination and chief executive officer and president of IEA since February 2015, and has over 20 years of heavy civil and energy engineering and construction experience in IEA’s industry ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. He was employed for over twenty years at IEA’s present Op-co, White Construction, Inc, which IEA acquired in 2011. During the period 2011 through early 2015, he guided IEA’s Business Development and corporate growth strategy and also served on IEA’s previous M&A team developing targets, performing due diligence and participating in SPA negotiations. He served a leading role on the RMT-IEA integration team during the 2013 acquisition of RMT Inc. He pioneered IEA’s expansion into renewables, which has resulted in a ten-times growth of the company over nearly as many years. In his tenure as President and CEO, the business has performed at record levels of revenue and EBITDA as well as the business attaining an industry leading market share of the wind EPC market while producing safety performance superior to IEA’s industry peers and competitors. Mr. Roehm’s holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm’s prior long term, senior level experience with renewable energy and his experience in developing and implementing successful corporate growth strategies in the renewable sector will make him a valuable member of the board of directors.

Terence Montgomery, 55, has served as Director and Audit Committee Chairman since the closing of the Business Combination and also served as the interim CFO of IEA from September 2014 to April 2015. In addition to IEA, Mr. Montgomery currently serves as a Director and Audit Committee Chairman of NAPEC and Remedial Construction Services, L.P. (RECON) and the same position previously for Shermco Industries, Inc. His career of over 30 years has focused on leadership roles in energy, construction and manufacturing, primarily in a corporate finance capacity. Prior to joining IEA, Mr. Montgomery served as Chief Financial Officer at InfraSource Services, Inc., where he coordinated a private equity sponsored management buy-out in 2003, an initial public offering in 2004, and subsequent follow-on stock offerings and ultimately the sale of the company to Quanta Services. Previously, Mr. Montgomery served as Director and Audit Committee Chairman of RSH Energy Holdings, LLC and Integrated Pipeline Services, Inc. and Director of Goodcents Holdings, Inc. Earlier in his career, Mr. Montgomery served as the Director of Corporate Development at Exelon and as the Senior Vice President and Chief Financial Officer for Reading Energy. Mr. Montgomery began his career as an auditor at Ernst & Young. Mr. Montgomery holds a B.S. in Accounting from The Pennsylvania State University and is a certified public accountant and a certified information systems auditor. Mr. Montgomery is qualified to serve as a member of the board of directors and the bid review committee because of his extensive financial expertise and experience in energy, construction and manufacturing.

John Eber, 67, has served as a director since September 2018, and is a recognized leader in the renewable energy investment sector, ranked fourth on the global “Top 100 Power People of 2017” list. He recently retired from his 30-year career at JPM Capital Corporation as CEO/President and currently serves on the IEA board of directors and bid review committee. He also currently serves as a Senior Advisor to Blackstone and previously has served on the AWEA board of directors from 2007 to May of 2018 and the ACORE board of directors for a portion of 2018. Throughout his tenure at JPM, Mr. Eber gained immeasurable experience in all aspects of team management, financial controls, and the renewable energy industry—and more specifically, investment analysis, capital raising, deal origination, project financing, and project development. He brings a wealth of expertise in risk management, personnel performance and development, and tax equity investments, which enables a deep understanding of business opportunities that attract developers, financial investors, and their investment/credit committees. Mr. Eber holds a Bachelor of Science in Economics from Bradley University - Foster College of Business and an MBA in Finance from DePaul University - Charles H. Kellstadt Graduate School of Business.

Class III Directors

Peter Jonna, 33, has served as a director since the closing of the Business Combination, and serves as a Senior Vice President of Oaktree Capital’s GFI Energy Group, which he joined in April 2013, and is responsible for sourcing, executing and overseeing control investments in leading companies in the energy and utility sectors. Mr. Jonna currently serves on the boards of Shoals Technologies, MaxGen Energy Services, Sterling Lumber Company, Array Technologies, and IEA. Prior to joining Oaktree, he was an investment analyst in the Americas investment team of the UBS Infrastructure Asset Management strategy, investing directly in energy, power and transportation infrastructure assets. Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from the University of California, Los Angeles. Mr. Jonna is qualified to serve as a member of the board of directors and as a member of the investment committee because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies active in the energy and utility sectors.

Derek Glanvill, 57, has served as a director since the closing of the Business Combination. Mr Glanvill has been a Senior Advisor to Oaktree’s GFI Energy Group since April 2015 and he currently serves as the Executive Chairman of certain of its Engineering & Construction portfolio companies, including Remedial Construction Services, L.P. (RECON) and Sachs Electric, as well as consultant to IEA. Prior to joining Oaktree, Mr. Glanvill served as President and Chief Operating Officer of McCarthy Holdings, where he spent more than 20 years creating and expanding high-margin businesses. Mr. Glanvill currently serves on the boards of Black & Veatch, DPR Construction, Mestek Inc. and OmegaFlex. Previously, Mr. Glanvill was senior executive at Sverdrup (now Jacobs Engineering) as well as President of a subsidiary of an international construction conglomerate based in South Africa. Mr. Glanvill received a B.S. in civil and structural engineering from the University of Natal in South Africa. Mr. Glanvill is qualified to serve as a member of the board of directors and as a member of the investment committee and bid review committee because of his business strategy experience as a senior level executive and his service as a board member for other companies in the energy and construction sector.

Charles Garner, 55, has served as director since September 2018 (and from March 2018 to May 2018), and as Managing Director and General Counsel of M-III Partners, LP since April 2015. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Prior to that, Mr. Garner served in an of counsel capacity with Duval & Stachenfeld LLP from May 2011 to May 2014. Mr. Garner began his career at Simpson Thacher & Bartlett LLP, where he remained through partnership in the Corporate/Banking group. Mr. Garner also has served as Executive Vice President or IDT Corp. (NYSE: IDT) and as Chief Executive Officer of its IDT Ventures division, as well as Executive Managing Director of Island Capital Group, LLC. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law. Mr. Garner’s extensive expertise in corporate strategy, investment and the legal sector will make him a valuable member of the board of directors and of the audit committee.

Committees and Corporate Governance

Director Independence

The Board of Directors is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market. In determining independence, the Board of Directors affirmatively determines, among other items, whether the directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board of Directors has determined that Messrs. Meghji, Schapiro, Montgomery, Eber, Jonna, Glanvill and Garner are all independent directors. All of the members of the Company's Audit Committee, Nominating and Governance Committee and Compensation Committee are independent.

Committees of the Board of Directors

The standing committees of our Board currently consist of an audit committee, compensation committee, nominating and governance committee, investment committee and bid review committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The audit committee of the Board (the “Audit Committee”) is responsible for, among other matters: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the

Board whether the audited financial statements should be included in our Form 10-K; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies. The Audit Committee consists of Messrs. Montgomery (chair), Meghji, and Garner. Our Board has adopted a written charter for the Audit Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

The Board has determined that Messrs. Montgomery, Meghji and Garner qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board of Directors has also determined that Mr. Montgomery qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S‑K (“Regulation S-K”) promulgated under Securities Act.
Compensation Committee

The compensation committee of the Board (the “Compensation Committee”) is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (iv) administering our stock plans and other incentive compensation plans. The Compensation Committee consists of Messrs. Meghji (chair) and Schapiro. Our Board has adopted a written charter for the Compensation Committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.
Compensation Committee Interlocks and Insider Participation
For fiscal 2017, our Board made all compensation decisions. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Governance Committee

The nominating and governance committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (ii) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us. The nominating and governance committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the nominating and governance committee will seek to ensure that the Board is composed of individuals with knowledge and experience in many substantive areas that impact our business. The nominating and governance committee review these factors, and diversity, in considering candidates for directorship. We believe that all of our currently anticipated board members possess the professional and personal qualifications necessary for board service, and have highlighted in the individual biographies above the specific experience, attributes and skills that led to the conclusion that each board member should serve as a director. The nomination and governance consists of Messrs. Schapiro (chair) and Meghji. Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Investment Committee

The investment committee is responsible for approving the purchase, rent, license, exchange or other acquisition of any assets (including securities or the stock of any entity) or the disposition or divestiture of any assets. The investment committee consists of Messrs. Meghji (chair), Glanvill, Jonna, and Garner.

Bid Review Committee

The bid review committee is responsible for reviewing and approving bids for engineering, construction, and procurement projects proposed by the Company to its customers, which are larger than an amount to be determined by the Board. The bid review committee consists of Messrs. Glanvill (chair), Eber, Garner, Montgomery and Schapiro.

The Board's Leadership Structure and Role in Risk Oversight

Pursuant to the Investor Rights Agreement, dated March 26, 2018, by and among the Company, M III Sponsor I LLC and the other parties thereto, the Company agreed with M III Sponsor I LLC that, (1) during Mr. Meghji’s term as a director (through the term ending at the 2021 Annual Meeting if he is re-elected), for so long as M III Sponsor I LLC and certain of its transferees, directly or indirectly, beneficially owns any common stock, and (ii) thereafter, for so long as the M III Sponsor I LLC has the right to designate any designees pursuant to the Investor Rights Agreement, Mr. Meghji shall be the Chairman of the Board. The Board believes that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareholders because it allows our Chief Executive Officer to focus primarily on our business strategy and operations and most effectively leverages the experience of the Chairman. It also enhances the Board’s independent oversight of our senior management team and enables better communications and relations between the Board, the Chief Executive Officer and other senior management. In that regard, our independent Chairman presides over the executive sessions of the non-management and independent directors of the Board.

Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established.

The Board’s role in the Company's risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company's independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Company.

Board Participation
Prior to the Business Combination, the board of directors of M III consisted of four directors: Mr. Meghji, Andrew L. Farkas, Osbert Hood and Philip Marber, each of whom (with the exception of Mr. Meghji) resigned upon the consummation of the Business Combination. The board of directors of M III held seven meetings in fiscal 2017. During fiscal 2017, each of the directors of M III attended at least a majority of the board meetings and of the committees on which he served.
Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. Copies of the Code of Ethics is available on the Investors page of our corporate website at ir.iea.net/corporate-governance.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, IN 46278. Each communication should set forth (i) the name and address of the shareholder as it appears in our register, and if the shares of Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2018, and recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte will participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
During fiscal 2017, Crowe Horwath LLP (“Crowe”) served as the independent registered public accounting firm of IEA, our accounting predecessor.
Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal 2018. The Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
The ratification of the appointment of Deloitte requires the affirmative vote of a majority of our Common Stock by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote AGAINST the proposal.
Audit and Related Fees

The following table presents fees for professional audit services and other services rendered to us by Crowe for fiscal 2017 and fiscal 2016:

Type of Fees	Fiscal 2017 ($)	Fiscal 2016 ($)
Audit Fees (1)	$583,220	$801,592
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total audit and related fees	$583,220	$801,592

(1)
Audit fees include (i) fees associated with the audits of IEA’s consolidated financial statements prior to the Business Combination; (ii) reviews of IEA’s interim quarterly consolidated financial statements.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

On April 19, 2018, we dismissed Crowe as the Company’s independent registered public accounting firm and subsequently engaged Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2018, effective immediately.  The change in the Company’s independent auditor was approved by the Audit Committee.

Crowe’s audit reports on the IEA Energy Services, LLC consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017, and 2016, and the subsequent interim periods through April 19, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation SK, except that Crowe advised the Company of the existence of material weaknesses as of December 31, 2017 and 2016, respectively, relating to the Company not yet developing an entity level and financial reporting control environment that is designed with appropriate precision, including (i) accounting personnel with an appropriate level of accounting knowledge, experience, and training commensurate with complex accounting issues and financial reporting requirements, (ii) adequate procedures to prepare, document and review areas of significant judgments and accounting estimates, revenue recognition, and accruals (iii) timely and systematic review by management of journal entries.

We have implemented a remediation plan, which included the hiring of an experienced Chief Accounting Officer and a Director of SEC Reporting, and engaged a big four accounting firm to assist in the implementation of effective internal controls over financial reporting and disclosure controls and procedures.  There is no assurance that the measures We have taken to date, or any measures the combined company may take in the future, will be sufficient to remediate the material weaknesses described above or to avoid potential future material weaknesses.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim periods through April 19, 2018, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Investors page of our corporate website at ir.iea.net/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our 2017 independent registered public accounting firm, Crowe, was responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and previous auditor Crowe;

•
discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Crowe its independence.

Based on the Audit Committee’s review and discussions with management and Crowe, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Terence Montgomery (Chair)
Mohsin Meghji
Charles Garner

This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act of 1933 as amended (the “Securities Act”), or under the Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

Below is a list of names, ages and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
John Paul Roehm	42	President and Chief Executive Officer
Andrew D. Layman	50	Chief Financial Officer
Chris Hanson	49	Executive Vice President of Wind Operations
Bharat Shah	61	Chief Accounting Officer

John Paul (“JP”) Roehm. See “Information as to Nominees and Other Directors” for Mr. Roehm's biography.

Andrew D. Layman has served as Chief Financial Officer of IEA since April 2015. From December 2012 to April 2015, Mr. Layman served as CFO at Ferrovial, a “stand-alone” large, newly acquired, heavy construction and engineering services division for South America, located in Chile, which provides construction and mining services to the world’s largest mines. Mr. Layman brings over 28 years of experience in many industries, including construction, energy, mining, consumer products, manufacturing, bio-medical and automotive. As the Chief Financial Officer, he is responsible for overseeing the accounting, finance, human resource, and information technology departments of the Company. Mr. Layman began his career at PwC, where he earned his CPA. While at PwC, he managed multiple SEC reporting engagements, including the firm’s largest customer: the Ford Motor Company. He was the divisional CFO for Flextronics, overseeing a $6 billion dollar, high-growth product development and manufacturing division. He led the acquisition and integration of multiple companies in different parts of the world ranging in size from $50 million to $700 million dollars.
Chris Hanson has served as Executive Vice President of Wind Operations of IEA since March 2, 2015. Prior to that, Mr. Hanson served as the Senior Vice President of Operations of our White Construction division since joining the Company in 2004. Mr. Hanson has over 25 years of constructions and engineering experience in the heavy civil, energy and manufacturing markets. As the Executive Vice President of Wind Operations, he is responsible for establishing and maintaining clear business operations direction based on market research, backlog, client feedback, economic outlook, political climate, and company balance sheet vitality. Prior to joining IEA, Chris served as Chief Estimator and Business Development Manager for O’Neil Brothers Construction, as well as Project Engineer and Project Manager for Kokosing Construction Co., Inc. His experience with project execution and estimating provides a solid understanding of the importance of keeping safety, quality, and cost control at the forefront of management accountability in the field.
Bharat Shah has served as Chief Accounting Officer of IEA since November 2017. From April 2014 to October 2017, Mr. Shah served as the Corporate Controller of TerraForm Power, Inc. which owns and operates a diversified portfolio of solar and wind assets located in North America and Western Europe. Mr. Shah brings over 30 years of experiences in many industries, including energy and construction. As the Cheif Accounting Officer, he is responsible for overseeing the financial reporting, tax compliance, internal audit, project controls, payroll and day-to-day accounting functions. Mr. Shah also held various executive positions at NRG Energy, Inc., managerial positions at Mastercard, Inc., Exelon Corp. and Deloitte & Touche.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

The following section provides compensation information of IEA pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. For purposes of “Executive Compensation” “we,” “us,” and “our” refer to IEA Services and, following the Business Combination, the post-combination company.

Overview

Our “Named Executive Officers” for the year ended December 31, 2017 include John Paul Roehm, our Chief Executive Officer, and Chris Hanson and Andrew Layman, our two most highly compensated executive officers other than our current Chief Executive Officer who were serving as executive officers as of December 31, 2017 (collectively, the “Named Executive Officers”). Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers’ cash compensation to performance objectives and have historically provided a portion of their compensation as long-term incentive compensation in the form of equity awards in IEA.
For Fiscal 2017 and Fiscal 2016, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, equity compensation in IEA and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Each of our Named Executive Officers, along with certain other members of our management, have been given the opportunity to receive grants of equity in IEA pursuant to the Infrastructure and Energy Alternatives, LLC 2011 Profits Interest Unit Incentive Plan, as amended (the “Profits Interest Plan”), and the Fourth Amended and Restated Limited Liability Company Agreement of Infrastructure and Energy Alternatives, LLC, dated as of February 22, 2017, as amended from time to time (the “IEA LLC Agreement”) as further described below. IEA established the Profits Interest Plan to align the interests of our executive officers and management investors with those of its other equity investors and to encourage our executive officers and management investors to continue to operate the business in a manner that enhances our equity value. The board of managers of IEA, which was controlled by our principal shareholder, Oaktree Power Opportunities Fund III Delaware, L.P. (“Oaktree”), has historically determined all of the components of compensation of our executive officers.

The Company plans to undertake a re-evaluation of its compensation policies for fiscal 2019, which may, among other things, include hiring a third party compensation consultant to assist in determining market compensation at peer level companies.
Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended December 31, 2017 and 2016 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Plan Compensation	All Other Compensation (2)	Total
JP Roehm CEO	2017	$364,167	$—	$410,478	$30,961	$805,606
	2016	310,100	22,640	1,713,330	34,787	2,080,857
Andrew Layman CFO	2017	298,333	—	207,602	32,906	538,841
	2016	275,000	16,465	1,214,490	35,502	1,541,457
Chris Hanson EVP - Wind	2017	298,333	—	268,202	29,210	595,745
	2016	275,000	16,465	1,236,240	27,390	1,555,095

(1)
Represents the grant date fair value of such awards as determined in accordance with ASC Topic 718 with respect to the 17,530,117.47, 12,749,176.34 and 12,749,176.34 Class B Profits Units granted to Messrs. Roehm, Hanson and

Layman, respectively. The accounting assumptions were an exercise price of $0, risk free rate of interest of 1.19%, a term of 5 years and expected stock price volatility of 60%. These shares and the plan was cancelled and all shares forfeited as part of the Company going public.

(2)	Represents all other compensation paid to or earned by the Named Executive Officers, as provided in the chart below:

Name and Principal Position	401K Company Match	Company Car (1)	Executive Life Insurance Imputed Income	2017 Employer Costs of Insurance (Liability)	Company HSA Contribution	Total
JP Roehm CEO	$10,800	$3,254	$424	$14,713	$1,500	$30,691
Andrew Layman CFO	10,800	5,082	811	14,713	1,500	32,906
Chris Hanson EVP - Wind	10,800	1,758	439	14,713	1,500	29,210

(1)	These amounts represents personal use of IEA's leased vehicles and car allowance.

Salary

The Named Executive Officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Non-Equity Plan Compensation

Pursuant to the terms of their employment agreements, our Named Executive Officers are eligible to receive cash bonuses based the performance of IEA and its subsidiaries. Historically, the board of managers of IEA has set performance targets at the beginning of each fiscal year and has communicated these targets to our Named Executive Officers. Our performance bonus targets are based on the achievement of adjusted EBITDA targets. Pursuant to IEA’s 2017 annual cash incentive bonus plan (the “2017 Plan”), if adjusted EBITDA was less than $32 million, then no payout would be made, unless otherwise approved by the board of managers of Infrastructure and Energy Alternatives, LLC, the direct parent entity of IEA prior to the closing of the Business Combination (“IEA Parent”). If adjusted EBITDA was equal to $42.4 million, then the 2017 Plan would be funded at the maximum payout as set forth in the executives’ employment agreements. In addition, the board of managers of IEA Parent approved an additional pool whereby 10% of each dollar of adjusted EBITDA in excess of $42.4 million would be credited to the 2017 Plan (the “Incremental Pool”) and Messrs. Roehm, Layman and Hanson would be entitled to 27.5%, 20% and 20%, respectively, of the Incremental Pool. For 2017, IEA achieved adjusted EBITDA of $52,500,000 and Messrs. Roehm, Layman and Hanson received cash bonuses for 2017 of $410,478, $207,602 and $268,202, respectively. Adjusted EBITDA means earnings before income, taxes, depreciation and amortization excluding any restructuring charges related to IEA’s discontinued Canadian operations or Northern Power Industries and any board related fees, bonuses, expenses or charges, and adjusted by other gains or losses from extraordinary, unusual or nonrecurring items.
2017 Employment Agreements

IEA Management Services, Inc. (“IEA Management Services”), a subsidiary of IEA was party to employment agreements with our executives. JP Roehm entered into an employment agreement dated March 2, 2015 with IEA Management Services to provide services to IEA and its affiliates. Pursuant to the employment agreement, Mr. Roehm was employed on an at will basis and was initially employed as the President and Head of Business Development. Mr. Roehm was then promoted to Chief Executive Officer and has served in such role for the duration of fiscal year 2017. Pursuant to his employment agreement, Mr. Roehm’s annual base salary for fiscal year 2017 was $375,000 and his target annual bonus for 2017 was 130% of base salary with no maximum. Pursuant to his employment agreement, Mr. Roehm was also entitled to standard company benefits, vacation and reimbursement of expenses in connection with company policy.

If Mr. Roehm’s employment was terminated by IEA Management Services without “cause” or if he resigned for “good reason”, then he was eligible to receive severance equal to 12 months base salary plus $1,000 per month, payable over 12 months. The severance was conditioned on his execution of a release of claims in favor of IEA Management Services, as well as continuing to abide by his post-employment restrictive covenants including a 12 month non-compete, 12 month non-solicit and non-

disparagement. In addition, the severance payments would cease if he accepted employment or a similar relationship with compensation equal to at least 80% of his base salary.

Chris Hanson entered into an employment agreement dated March 2, 2015 with IEA Management Services. Pursuant to the employment agreement, Mr. Hanson was employed on at at-will basis and was initially employed as the Executive Vice President of IEA Wind. Mr. Hanson’s annual base salary was $300,000 and his target annual bonus for 2017 was 110% of base salary with no maximum. As noted above, IEA’s board of managers removed the cap on maximum bonus amounts. Pursuant to his employment agreement, Mr. Hanson was also entitled to standard company benefits, vacation and reimbursement of expenses in connection with company policy.

If Mr. Hanson’s employment was terminated by IEA Management Services without “cause” or if he resigned for “good reason”, then he was eligible to receive severance equal to 12 months base salary plus $1,000 per month, payable over 12 months. The severance was conditioned on his executing a release of claims in favor of IEA Management Services, as well as continuing to abide by his post-employment restrictive covenants including a 12 month non-compete, 12 month non-solicit and non-disparagement. In addition, the severance payments would cease if he accepted employment or a similar relationship with compensation equal to at least 80% of his base salary.
Andrew Layman entered into an employment agreement dated September 25, 2015 with IEA Management Services. Pursuant to the employment agreement, Mr. Layman was employed on an at-will basis and was initially employed as the Vice President and Chief Financial Officer. Mr. Layman’s annual base salary for 2017 was $300,000 and his target annual bonus was 60% of base salary. Pursuant to his employment agreement, he was entitled to standard company benefits, vacation and reimbursement of expenses in connection with company policy. Mr. Layman was also entitled to receive a monthly vehicle allowance of $800.

If Mr. Layman’s employment was terminated by IEA Management Services without “cause” or if he resigns for “good reason”, then he would be eligible to receive severance equal to 12 months base salary, payable over 12 months. The severance was conditioned on his executing a release of claims in favor of IEA Management Services, as well as continuing to abide by his post-employment restrictive covenants, including a six month non-compete, six month non-solicit and non-disparagement.

For purposes of the employment agreements described above, “cause” means (i) the willful failure to perform executive’s duties with the company, (ii) the willful engaging in misconduct materially injurious to the company, (iii) executive’s commission of a crime involving any financial impropriety or which would materially interfere with executive’s ability to perform executive’s services for the company or otherwise be injurious to the company if known publicly; or (iv) executive’s material breach of his employment agreement.

For purposes of the employment agreements described above, “good reason” shall mean with respect to the executive one or more of the following: (i) a material reduction in executive’s salary without executive’s consent, (ii) a relocation of executive’s principal place of employment, without the executive’s consent, to a location more than 50 miles from either Clinton, Indiana or Indianapolis, Indiana, or (iii) a material breach in the employment agreement by IEA Management Services; provided that, in any case, (x) written notice of executive’s resignation for good reason must be delivered to IEA Management Services within 30 days after the occurrence of any such event in order for executive’s resignation with good reason to be effective hereunder, (y) IEA Management Services shall have 30 days after receipt of such notice to remedy the occurrence giving rise to the claim for good reason termination, and, if IEA Management Services cures such occurrence within such 30-day period, there shall be no good reason, and (z) executive must actually resign within 90 days following the event constituting good reason.
2018 Employment Agreements

IEA entered into new employment agreements in March 2018, with the Named Executive Officers, which agreements superseded in their entirety the existing employment agreements described above. Pursuant to the new employment agreements, Messrs. Roehm, Layman and Hanson’s base salaries increased to $462,500, $351,500 and $326,500, respectively, effective as of the closing of the Business Combination. The employment agreements for Messrs. Layman and Hanson contain 18 month post-employment non-compete and non-solicit provisions and the employment agreement for Mr. Roehm contains 24 month post-employment non-compete and non-solicit provisions. These employment agreements provide that the executives will be eligible to receive grants of options to acquire Common Stock which will be subject to vesting over a four-year period, with the amount and other terms and conditions as determined by the Compensation Committee.

If Mr. Roehm’s employment is terminated by the Company without “cause” or if he resigns for “good reason”, then he will be eligible to receive severance equal to (i) 18 months base salary plus $1,000 per month, payable over 18 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on his executing a release of claims in favor of the post-combination company and continued compliance with the terms of the employment agreements.

If the employment of Mr. Layman or Mr. Hanson is terminated by the Company without “cause” or if the executive resigns for “good reason”, then the executive will be eligible to receive severance equal to (i) 12 months base salary, payable over 12 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on his executing a release of claims in favor of the Company and continued compliance with the terms of the employment agreements.

For purposes of these employment agreements entered into in 2018, “cause” means (i) the executive’s substantial and repeated failure to perform duties as reasonably directed by the Board (not as a consequence of disability) after written notice thereof and failure to cure within 10 days; (ii) the executive’s misappropriation or fraud with regard to the Company or its affiliates or their respective assets; (iii) conviction of, or the pleading of guilty or nolo contendere to, a felony, or any other crime involving either fraud or a breach of the executive’s duty of loyalty with respect to the Company or any affiliates thereof, or any of its customers or suppliers that results in material injury to the Company or any of its affiliates; (iv) the executive’s violation of the written policies of the Company or any of its affiliates, or other misconduct in connection with the performance of his duties that in either case results in material injury to the Company or any of its affiliates, after written notice thereof and failure to cure within 10 days; or (v) the executive’s breach of any material provision of the employment agreement, including without limitation the confidentiality and non-disparagement provisions and the non-competition and non-solicitation provisions to which the executive is subject.
For purposes of these employment agreements entered into in 2018, “good reason” means the occurrence of any of the following events without executive’s prior express written consent: (i) any reduction in executive’s base salary or target bonus percentage, or any material diminution in executive’s authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive with his title of a corporation of the size and nature of the Company; (ii) any relocation of executive’s principal place of employment, to a location more than 75 miles from the executive’s principal place of employment on the date hereof; or (iii) any material breach by the Company, or any of its affiliates, of any material obligation to executive; provided however, that prior to resigning for “good reason,” executive shall give written notice to the Company of the facts and circumstances claimed to provide a basis for such resignation not more than 30 days following his knowledge of such facts and circumstances, and the Company shall have 30 days after receipt of such notice to cure such facts and circumstances.
The Company plans to undertake a re-evaluation of its compensation policies for fiscal 2019, which may include hiring a third party compensation consultant to assist in determining market compensation for peer level companies.

Incentive Unit Awards

Prior to the Business Combination, IEA granted the Named Executive Officers an interest in IEA by awarding Class B Profits Units of IEA (“Class B Profits Units”) pursuant to the Profits Interest Plan and the IEA LLC Agreement. The Class B Profits Units were reserved for issuance by IEA for incentive purposes, subject to certain approvals.

Pursuant to their employment agreements, Messrs. Roehm, Hanson and Layman were granted equity in IEA Parent. The equity was granted in the form of “profits interests” in the amounts of 17,530,117.47, 12,749,176.34, and 12,749,176.34 Class B Profits Units to Messrs. Roehm, Hanson and Layman, respectively, on August 31, 2016 with 25% already vested as of the grant date and the remaining 75% vesting on a monthly basis over 48 months, commencing as of January 1, 2016, subject to continued employment on the vesting dates; provided that, 100% of the unvested profits interest will vest immediately prior to a change of control. The Business Combination constituted a change of control for purposes of the profits interests.

Upon termination of employment of the respective holder, the unvested Class B Profits Units would be forfeited and the vested Class B Profits Units would be subject to repurchase by IEA at a price equal to the fair market value of the award on the date of repurchase. As profits interests, the Class B Profits Units are designed to have no value for tax purposes on the date of grant, but instead are designed to gain value only after IEA has realized a certain level of returns for the holders of its preferred units and common units. Distributions will be made first to holders of preferred units and common units until those holders have received a full return on their capital contributions to IEA plus a specified yield calculated in accordance with the IEA LLC Agreement. Once preferred units and common unit holders have received these amounts, the holders of Class B Profits Units are generally entitled to participate in any distributions together with the holders of common units in the proportions set forth in the IEA LLC Agreement. The threshold value of each Class B Profits Unit is based on the liquidation value of the equity of IEA Parent at the date of the grant.

Outstanding Equity Awards at Fiscal Year End 2017

Following the consummation of the Business Combination, the Class B Profit Units of the Named Executive Officers were forfeited and the Company entered into the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). Consequently, as of December 31, 2017, there were no outstanding equity awards in IEA held by the Named Executive Officers.
2018 Equity Incentive Plan
Our Board approved the 2018 Plan on February 6, 2018, which became effective upon the closing of the Business Combination. The purpose of the 2018 Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The 2018 Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the 2018 Plan.  Pursuant to the 2018 Plan, an aggregate of 2,157,765 shares of Common Stock are reserved for issuance.

Administration.    The 2018 Plan is administered by the Compensation Committee, which has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2018 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2018 Plan. The Compensation Committee has full discretion to administer and interpret the 2018 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility.    Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the 2018 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2018 Plan.
Number of Shares Authorized.    No more than 2,157,765 shares of Common Stock may be issued with respect to incentive stock options under the 2018 Plan. If any award granted under the 2018 Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the 2018 Plan.
Change in Capitalization.    If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2018 Plan (or awards thereunder) is necessary or appropriate, then the compensation committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the 2018 Plan, the number of shares covered by awards then outstanding under the 2018 Plan, the limitations on awards under the 2018 Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.
Awards Available for Grant.    The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2018 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”
Stock Options.    The Compensation Committee will be authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2018 Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option”. Options granted under the 2018 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2018 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2018 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2018 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company's insider trading policy, the option's term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.
Stock Appreciation Rights.    The Compensation Committee will be authorized to award SARs under the 2018 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2018 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2018 Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.
Restricted Stock.    The Compensation Committee will be authorized to grant restricted stock under the 2018 Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
Restricted Stock Unit Awards.    The Compensation Committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.
Other Stock-Based Awards.    The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of a Change in Control.    Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant's employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant's date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.
Nontransferability.    Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2018 Plan).
Amendment.    The 2018 Plan will have a term of ten years. The board of directors may amend, suspend or terminate the 2018 Plan at any time, subject to shareholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient. The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without shareholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our Common Stock are listed. However, shareholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our shareholders.

U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2018 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options.    Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant's tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.
SARs.    No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock.    A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units.    A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
New 2018 Plan Benefits.    Grants under the 2018 Plan will be made at the discretion of the Compensation Committee. The grants under the 2018 Plan are not yet determinable. The value of the awards granted under the 2018 Plan will depend on a number of factors, including the fair market value of shares of our Common Stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.
Effective Date; Term.    The 2018 Plan became effective on the closing date of the Business Combination. No award will be granted under the 2018 Plan on or after the tenth anniversary of the 2018 Plan becoming effective. Any award outstanding under the 2018 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
Director Compensation
For the year ended December 31, 2017, IEA Parent, as the sole member of IEA, did not provide any cash-compensation to the members of its board of managers for services provided to IEA Services except with respect to Mr. Montgomery, who received fees of $43,125 for his service as a director. In addition, in fiscal 2016, Messrs. Montgomery and White, in respect of their role as members of the board of managers of IEA Parent, received an award of Class B Profits Units of IEA Parent pursuant to the Profits Interest Plan and the IEA LLC Agreement, which were subject to service-based vesting requirements. Such Class B Profits Units were vested as to 25% of the units subject thereto as of the grant date, and the remaining 75% vesting on a monthly basis over 48 months starting as of January 1, 2016, subject to continued service on the applicable vesting dates.

Messrs. Jonna and Schapiro who were appointed by Oaktree and did not receive any compensation nor any equity awards, for service as members of the board of managers of IEA Parent during fiscal 2017. Additionally, Mr. Montgomery received $100,000 for his service as chairman of the audit committee of IEA, which was paid out in 2018. The following table provides information regarding compensation earned by our non-employee directors for service as directors for fiscal 2017.

Name	Fees Earned or Paid in Cash	All Other Compensation(1)	Total ($)
Terence R. Montgomery	$43,125	$150,000	$193,125
Herman White II	—	—	—
Peter Jonna	—	—	—
Ian Schapiro	—	—	—
(1)    Terence R. Montgomery served as interim Chief Financial Officer for a portion of 2014 and 2015 and received a payment of $150,000 in 2017 with respect to such limited interim services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of October 16, 2018:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of October 16, 2018 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder’s name.

Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 21,577,650 shares of Common Stock outstanding on October 16, 2018.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
IEA Parent (1)	10,313,500	47.8%
Polar Asset Management (2)	1,919,700	8.9%
Glazer Capital, LLC (3)	1,548,987	7.2%
M III Sponsor I, LLC (4)	1,495,492	6.9%
Greenhaven Road Capital Fund I, L.P. (5)	1,401,741	6.2%
Weiss Asset Management LP (6)	1,084,186	5.0%

Directors and Executive Officers:
Mohsin Y. Meghji (4)	2,172,393	9.7%
Terence R. Montgomery	21,500	*
John Eber	—	*
Charles Garner	—	*
Derek Glanvill	—	*
Peter Jonna	—	*
Ian Schapiro	—	*
JP Roehm	—	*
Andrew Layman	—	*
Chris Hanson	—	*

* Represents beneficial ownership of less than one percent (1%).

(1)
Represents 10,313,500 shares of Common Stock issued as consideration in the Business Combination. IEA Parent is controlled by Oaktree. The following entities may be deemed to have indirect beneficial ownership of the shares owned directly by IEA Parent: (i) Oaktree, (ii) Oaktree Fund GP, LLC ("GP LLC"), in its capacity as general partner of Oaktree, (iii) Oaktree Fund GP I, L.P. ("GP LP"), in its capacity as managing member of GP LLC, (iv) Oaktree Capital I, L.P. ("Capital I"), in its capacity as general partner of GP LP (v) OCM Holdings I, LLC ("Holdings I"), in its capacity as general partner of Capital I, (vi) Oaktree Holdings, LLC ("Holdings LLC"), in its capacity as managing member of Holdings I, (vii) Oaktree Capital Group, LLC ("OCG"), in its capacity as managing member of Holdings LLC, and (viii) Oaktree Capital Group Holdings GP, LLC ("OCGH GP"), in its capacity as manager of OCG. OCGH GP is managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone. Each of Oaktree, GP LLC, GP LP, Capital I, Holdings I, Holdings LLC, OCG, OCGH GP (collectively, the "Oaktree entities") and the individual members of OCGH GP disclaim beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The business address of IEA Parent is 11611 San Vicente Boulevard, Suite 710, Los Angeles, California 90049 and the business address of Oaktree entities is 333 S. Grand Ave., Los Angeles, CA 90071.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018. The business address of Polar Asset Management Partners, Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada. Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the shares directly held by the Polar Vehicles.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018. Paul Glazer is the managing member of Glazer Capital, LLC. Mr. Glazer has voting and dispositive control with respect to the shares held by Glazer Capital, LLC. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(4)
Mohsin Meghji is the managing member of M III Acquisition Partners I LLC ("M III Partners"), the sole managing member of M III Sponsor I LLC. Consequently, he may be deemed the beneficial owner of the Common Stock held by M III Sponsor I LLC and has sole voting and dispositive control over such shares. Mr. Meghji disclaims beneficial ownership over any Common Stock or Warrants owned by M III Sponsor I LLC in which he does not have a pecuniary interest. Includes 1,400,492 shares of Common Stock held of record by M III Sponsor I LLC, 190,000 private warrants held of record by M III Sponsor I LLC exercisable for 95,000 shares of Common Stock, and, in the case of Mr. Meghji, 1,353,803 public warrants exercisable for 676,901 shares of Common Stock. The business address of M III Sponsor I LLC is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036.

(5)
Based solely on a schedule 13G filed with the SEC on April 12, 2018. Mr. Scott Miller is the managing member of Greenhaven Road Capital Fund I, L.P. and has full authority to manage the investments of Greenhaven Road Capital Fund I, L.P. Includes 1,925,582 Warrants exercisable for 962,791 shares of Common Stock. The business address of Greenhaven Road Capital Fund I, L.P. is c/o Royce & Associates, LLC, 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(6)
Based solely on Schedule 13G/A filed with the SEC on February 14, 2018. Weiss Asset Management is the sole investment manager to a private investment partnership (the “Weiss Partnership”) and a private investment fund (the “Weiss Fund”). WAM GP LLC (“WAM GP”) is the sole general partner of Weiss Asset Management LP (“Weiss Asset Management”). Mr. Andrew Weiss is the managing member of WAM GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Weiss Partnership and the Weiss Fund. Each of WAM GP, Weiss Asset Management, and Andrew Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The address of the principal place of business of each of Weiss Asset Management, WAP GP and Mr. Weiss is 222 Berkeley St., 16th floor, Boston Massachusetts 02116.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

In connection with the closing of the Business Combination (“Closing”), we adopted our Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be participants, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect interest. Various transactions are not covered by this policy, including (i) compensation (a) to an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K or (b) to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee, provided that such executive officer is not an immediate family member of another related Person, (ii) transactions that are in Company’s ordinary course of business and where the interest of the related Person arises only (a) from the related person’s position as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; from both such positions described in (a) and such ownership described in (b); or (d) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not have another position in the partnership and (iii) transactions that are in the Company’s ordinary course of business and where the interest of the related person arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis. A “related person” is any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The Audit Committee shall review the relevant facts and circumstances of each related person transaction, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the the Company’s Amended and Restated Certificate of Incorporation and the Company’s Code of Ethics, as applicable, and either approve or disapprove the related person transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction. No director may participate in approval of a related person transaction for which he or she is a related person.

Investor Rights Agreement

At the Closing, M III entered into an Investor Rights Agreement with M III Sponsor I LLC (“Sponsor I LLC”), on the one hand, and with IEA Parent and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the “Investor Rights Agreement”). The “Selling Stockholders” include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA Parent as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).

Pursuant to the Investor Rights Agreement, each of IEA Parent and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person’s Common Stock and to act on such person’s behalf under the Investor Rights Agreement.

The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the “Seller Higher Condition”). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing.  In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

The Investor Rights Agreement grants consent rights to Sponsor I LLC over certain matters for so long as Sponsor I LLC (together with Mr. Meghji, M III Sponsor I LP (“Sponsor I LP”) (for so long as such entity is controlled by the entity listed on Schedule A-1 of the Investor Rights Agreement), and the persons listed on Schedule A-2 of the Investor Rights Agreement), directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the “Sponsor Higher Condition”). Additionally, Sponsor I LLC has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing.   In the case of an increase in the size of the Board or an increase in their ownership percentage, Sponsor I LLC may appoint additional directors proportional to its ownership.

IEA Parent has agreed under the Registration Rights Agreement (described below) that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

Registration Rights Agreement

In connection with the Closing, IEA Parent, Sponsor I LLC, Sponsor I LP, Cantor Fitzgerald & Co. (“Cantor”), two of M III’s independent directors, Mr. Osbert Hood and Mr. Philip Marber, and their respective transferees were granted certain rights pursuant to the Registration Rights Agreement (as amended, the “Registration Rights Agreement”). Purchasers of warrants from M III under the Subscription and Backstop Agreement (as described below) also have certain benefits under the Registration Rights Agreement to the extent they executed a joinder thereto. M III agreed to use reasonable best efforts to file and make effective, a shelf registration statement for the resale of the Common Stock and warrants held by the parties to the Registration Rights Agreement, which was initially filed on April 18, 2018 and declared effective by the SEC on June 26, 2018. Certain of the parties to the Registration Rights Agreement have customary demand registration rights at any time the shelf registration statement referred to in the preceding sentence is not effective, and all of the parties have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Founder Shares Amendment Agreement

At the Closing, M III, Sponsor I LLC, Messrs. Hood and Marber and IEA Parent entered into a Founder Shares Amendment Agreement (the “Founder Shares Amendment Agreement”) with respect to, among other things, the vesting, transfer and forfeiture of (i) 3,750,000 shares of Common Stock owned by Sponsor I LLC, Sponsor I LP, Cantor and Messrs. Hood and Marber (the “Founder Shares”) and (ii) 212,500 shares of Common Stock issued to IEA Parent as of the Closing, together with 50% of any additional shares of Common Stock issued to IEA Parent in the future under the Waiver, Consent and Agreement to Forfeit Founder Shares (described below), to the extent such shares would not otherwise have vested prior to issuance.  The shares of Common Stock subject to the Founder Shares Amendment Agreement are referred to as “Earnout Shares.”

The parties to the Founder Shares Amendment Agreement have agreed that half of the Earnout Shares will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $12.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period and the other half will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $14.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period.  Prior to vesting, the Earnout Shares may not be transferred other than to certain permitted transferees but such Earnout Shares will continue to be beneficially owned by such persons for all purposes, including voting; provided that any dividends paid on Earnout Shares shall be withheld until such time as such Earnout Shares vest and will be forfeited in the event the Earnout Shares are forfeited. On or prior to the tenth anniversary of the Closing, vesting of such Earnout Shares will accelerate upon specified events, including a change of control or liquidation of M III that results in all of M III’s stockholders having the right to exchange their Common Stock for consideration in cash, securities or other property which equals or exceeds $10.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like). Earnout Shares that have not vested on or prior to the tenth anniversary of Closing will be forfeited.

On June 6, 2018, M III entered into the Amended and Restated Founder Shares Amendment Agreement (the “FS Amendment”), by and among M III, Sponsor I LLC, Sponsor I LP, IEA Parent and Messrs. Hood and Marber which amends and restates the

Founder Shares Amendment Agreement. The FS Amendment was entered into by the parties thereto to increase the number of shares of Common Stock held by IEA Parent subject to the vesting and forfeiture restrictions so that the percentage of the 425,000 shares issued to IEA Parent under the Waiver, Consent and Agreement to Forfeit Founder Shares, or issuable in the future under such agreement that are subject to vesting and forfeiture are proportional to the number of Founder Shares held by Sponsor I LLC and Sponsor I LP that are subject to vesting and forfeiture, after giving effect to forfeitures of Founder Shares by such entities in connection with the Closing.

Waiver, Consent and Agreement to Forfeit Founder Shares

On March 20, 2018, M III, IEA Parent, IEA, Oaktree, the Merger Subs and Sponsor I LLC and Sponsor I LP (together, the “Sponsors”) entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the “Waiver”), pursuant to which, among other things, IEA Parent and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 3, 2017, by and among IEA, M III, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, IEA Parent, Oaktree, solely in its capacity as the representative of IEA Parent, and, solely for purposes of Section 10.3 therein, and, to the extent related thereto, Article 12 therein, the Sponsors and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement, subject to certain exceptions.  IEA Parent and IEA also consented to the the commitment agreements between M III and certain of its advisors pursuant to which each such advisor committed to purchase shares of Common Stock from stockholders that have validly delivered such Common Stock for redemption against M III’s trust account, who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by M III of Common Stock (the “Advisor Commitment Agreements”).  In connection therewith, IEA Parent and IEA agreed that: (a) all shares of Common Stock issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be “Registrable Securities” for all purposes of the Registration Rights Agreement, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of “Founder Shares” and “Earnout Shares” set forth opposite the name of each Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and “Earnout Shares”, respectively, that the Sponsors have forfeited pursuant to the Waiver.

M III agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement, subject to certain conditions and the Sponsors agreed to forfeit at Closing to M III an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares were comprised of “Earnout Shares” described in Section 1(a) of the Founder Shares Amendment Agreement (“$12 Earnout Shares”) and 106,250 Founder Shares were comprised of the “Earnout Shares” described in Section 1(b) of the Founder Shares Amendment Agreement (“$14 Earnout Shares”). M III agreed to issue to IEA Parent at Closing 425,000 shares of Common Stock, of which (i) 106,250 shares were subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock were subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

The Parties agreed that an additional 525,000 Founder Shares held by the Sponsors in the aggregate (twenty-five percent (25%) of which are comprised of $12 Earnout Shares and twenty-five percent (25%) of which are comprised of $14 Earnout Shares) (collectively, the “Transfer Restricted Shares”) shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to IEA Parent pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA Parent pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to Seller pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to  (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA Parent pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and M III shall cancel such Transfer Restricted Shares for no consideration.  M III shall issue to IEA Parent a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled.  Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to IEA Parent shall be deemed vested upon issuance to IEA Parent.  The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the Parties.

Subscription and Backstop Agreement

On March 7, 2018, M III entered into a Subscription and Backstop Agreement, with the Sponsors and various subscribers (the “Subscribers”) identified therein (the “Subscription and Backstop Agreement”), whereby such Subscribers committed to purchase, in aggregate, 1,200,000 shares (the “Backstop Shares”) of Common Stock. To the extent a Subscriber purchased a number of Backstop Shares less than the number of shares of Common Stock such Subscriber agreed to purchase in the Subscription and Backstop Agreement, such Subscriber agreed that such Subscriber would, in connection with the Closing, purchase from M III a number of newly-issued shares of Common Stock equal to the number of Backstop Shares not so purchased at a price per share equal to the per share redemption price.  In consideration for such purchases, M III agreed to issue to the Subscribers for no additional consideration 1,500,000 warrants in the aggregate, each of which would be exercisable for one-half share of Common Stock (the “Subscriber Warrants”).

Pursuant to the Subscription and Backstop Agreement, each of the Subscribers agreed to, and agreed to cause each of its affiliates to, (i) vote all the shares of Common Stock, if any, that it or they owned on the record date for the Special Meeting of M III shareholders to approve the Business Combination (the “Special Meeting”) in favor of (x) the Business Combination, pursuant to the proxy statement filed with the SEC on February 9, 2018 and (y) each of the other proposals of M III set forth in such proxy statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Business Combination.

IEA Related Party Transactions

On November 1, 2015, IEA Renewable Energy, Inc., a subsidiary of IEA, entered into a Construction Services Agreement with Shermco (the “Shermco Master Agreement”), which is a master agreement under which IEA and Shermco may enter into additional Work Authorizations from time to time for specific projects. In fiscal 2017, IEA paid Shermco approximately $578,616 for the investigation of electrical cable splices installments and related services that were performed pursuant to purchase orders under the Shermco Master Agreement, which was negotiated on an arms-length basis.

Sterling Lumber Company (“Sterling”), a portfolio company of Oaktree, is a supplier of ground protection mats. IEA has contracted with Sterling, on an arm’s-length basis, from time to time to provide such mats since 2011, prior to Sterling's acquisition by Oaktree in November 2016. During fiscal 2017, IEA paid Sterling approximately $1,052,874 pursuant to purchase orders.

World Wind Services, LLC, a portfolio company of Oaktree Capital Management, L.P. (“World Wind”), is a contractor whose services include construction, quality control, and operations and maintenance services in the wind and solar construction industry. On August 6, 2014, IEA Renewable Energy, Inc. entered into a Construction Services Agreement with World Wind (the “World Wind Master Agreement”), which was negotiated on an arms-length basis. The World Wind Master Agreement is a master agreement under which IEA and World Wind may enter into work authorizations from time to time for specific projects. IEA made payments to World Wind in fiscal 2017 of $782,318, as well as $928,967 for the nine months ended September 30, 2018.

On October 20, 2017, IEA entered into a Master Transaction Agreement with White Construction Inc., a subsidiary of IEA (“White Construction”), IEA Parent and certain of its subsidiaries, which was negotiated on an arms-length basis, pursuant to which certain real property located in Clinton, Indiana, with an estimated future value of approximately $8,000,000 to $10,000,000, was distributed out of IEA to IEA Parent. No consideration was provided in connection with this distribution.

On October 20, 2017, White Construction entered into a Lease Agreement (the “Clinton Lease Agreement”) with Clinton RE Holdings (Delaware), LLC, which was negotiated on an arms-length basis, pursuant to which White Construction leases certain real property in Clinton, Indiana from Clinton RE Holdings (Delaware), LLC. The lease payments under the Clinton Lease Agreement, which are paid in monthly installments, are approximately $612,000 for the first year, $621,180 for the second year and $630,498 for the third year. The Clinton Lease Agreement has an initial term of 20 years, which can be extended at the option of White Construction for two consecutive periods of five years pursuant to the terms of the Clinton Lease Agreement.

Mr. Glanvill, a member of the Board, provided services beginning in April of 2015 and ending in February of 2018 as a senior advisor and consultant to IEA’s board of directors and the Board post-combination. IEA made payments to Mr. Glanvill of $741,667 during fiscal 2017. There are no remaining obligations under this arrangement and this arrangement is no longer in effect.

In addition to the above, each of Oaktree and IEA Parent from time to time, in the ordinary course of business, provide credit support for IEA in the form of letters of credit or guarantees of obligations of IEA. In connection with such debt raising activities, IEA made payments to Oaktree and Oaktree Power Opportunities Fund III (Parallel), L.P. in 2017 and in the nine months ended September 30, 2018 in the aggregate amount of approximately $1,535,000 and $230,000, respectively. These guarantees have terminated and the payments will not continue following the Business Combination.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely upon our review of the copies of such forms that we received during the year ended December 31, 2017, we believe that, each person who at any time during such year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2017.
Proxy Solicitation

Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Shareholders Proposals

Shareholders who intend to present proposals at the Company’s Annual Meeting of Shareholder in 2019 (the “2019 Annual Meeting”) and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460 Indianapolis, Indiana 46278, and such proposals must be received by the Secretary not later than the close of business on September 14, 2019 nor earlier than the opening of business on August 15, 2019; provided, however, that in the event that the 2019 Annual Meeting is called for a date that is not within 45 days before or after December 14, 2019, notice by the shareholder to be timely must be so received not earlier than the opening of business on the 120th day before the date of the 2019 Annual Meeting and not later than the later of (x) the close of business on the 90th day before the date of the 2019 Annual Meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made by the Company. The Company anticipates its 2019 Annual Meeting will be held in the second quarter of 2019. Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Articles 2 and 3 of the Company’s Amended and Restated Bylaws, in order to be eligible for inclusion in the Company’s proxy statement for its 2019 Annual Meeting. Additionally, if you intend to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above in accordance with the deadlines set forth above.
Director’s Attendance at the Annual Meeting

The Company invites members of the Board to participate in its annual meetings of shareholders and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict.
Fiscal Year 2017 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2017 are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report are posted on our website ir.iea.net are available from the SEC at its website sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Infrastructure and Energy Alternatives, Inc., Attn: Secretary, 6325 Digital Way, Indianapolis, Indiana 46278.

Other Business

Other than the three proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the Common Stock they represent in accordance with their own judgment on such matters.

VOTE BY INTERNET BEFORE THE DATE OF THE ANNUAL MEETING - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IEA2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card or Notice Regarding the Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52487-P14437 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	For All	Withhold All	For All Except	
1. **The Board of Directors recommends you vote FOR the election of the following two directors, each to serve for a term of three years to expire at the 2021 Annual Meeting of Shareholders:**	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______

Nominees:

01) Mohsin Y. Meghji
02) Ian Schapiro

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice Regarding the Availability of Proxy Materials and the Annual Report are available at www.proxyvote.com.

E52488-P14437

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
Annual Meeting of Shareholders
December 14, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Paul Roehm and Andrew Layman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EST on December 14, 2018, via live webcast only at www.virtualshareholdermeeting.com/IEA2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side